Exhibit 99

          ConocoPhillips Fourth-Quarter 2007 Interim Update


    HOUSTON--(BUSINESS WIRE)--Jan. 3, 2008--This update is intended to give an overview of market and operating conditions experienced by ConocoPhillips (NYSE:COP) during the fourth quarter of 2007. The market indicators and company estimates may differ considerably from the company's actual results scheduled to be reported on January 23, 2008.



Highlights - Fourth-Quarter 2007 vs. Third-Quarter 2007
-- Exploration and Production
    -- Higher crude oil prices.
    -- Higher U.S. natural gas prices.
    -- Higher worldwide production, as previously communicated.
    -- Enactment of retroactive Alaska production tax increase.
-- Refining and Marketing
    -- Lower domestic refining and marketing margins.
    -- Improved market capture, partially due to planned inventory reductions.
    -- Improved worldwide refining capacity utilization rate.
-- Midstream and Chemicals
    -- Midstream results expected to be higher than the previous quarter.
    -- Chemicals results anticipated to be similar to the previous quarter due to a one-time tax benefit.
-- Corporate and Other
    -- Corporate expenses expected to be similar to the previous quarter.
    -- Debt balance of approximately $21.7 billion.
    -- Share repurchases of approximately $2.5 billion.


    Exploration and Production (E&P)

    The table below provides market price indicators for crude oil and natural gas. The company's actual crude oil and natural gas price realizations may vary from these market indicators due to quality and location differentials, as well as the effect of pricing lags.



Market Indicators
----------------------------------------------------------------------
                         4Q 2007    3Q 2007   4Q 2007 vs.    4Q 2006
                                                3Q 2007
----------------------------------------------------------------------
Dated Brent ($/bbl)        $88.69      $74.87       $13.82      $59.68
----------------------------------------------------------------------
WTI ($/bbl)                 90.66       75.48        15.18       59.94
----------------------------------------------------------------------
ANS USWC ($/bbl)            88.76       76.49        12.27       55.51
----------------------------------------------------------------------
Henry Hub first of month
 ($/mmbtu)                   6.97        6.16         0.81        6.56
----------------------------------------------------------------------
                                                        Source: Platts


    Fourth-quarter production on a barrel-of-oil equivalent (BOE) per day basis, including Syncrude and excluding LUKOIL, is anticipated to be approximately 60,000 BOE per day higher than the previous quarter. Exploration expenses are expected to be approximately $250 million before-tax for the quarter.

    During the fourth quarter, the state of Alaska enacted new production tax legislation that is anticipated to have a negative after-tax impact of approximately $250 million, of which approximately $100 million is retroactive to prior periods in 2006 and 2007. Fourth-quarter results are expected to be positively impacted by approximately $350 million due to a tax-rate reduction recently enacted in Canada and the release of escrowed funds in connection with the extinguishment of the Hamaca project financing indebtedness.

    Refining and Marketing (R&M)

    The table below provides market indicators for regions where the company has significant refining operations. The Weighted U.S. 3:2:1 margin is based on the geographical location and capacity of ConocoPhillips' U.S. refineries. Realized refining margins may differ due to the company's specific locations, configurations, crude oil slates or operating conditions. The company's refining configuration generally yields somewhat higher distillate volumes and lower gasoline volumes than those implied by the market indicators shown below. In addition, marketing margins may differ significantly from the U.S. wholesale gasoline marketing indicator due to the product mix, distribution channel and location of the company's refined product sales.



Market Indicators ($/bbl)
----------------------------------------------------------------------
                            4Q 2007   3Q 2007   4Q 2007 vs.  4Q 2006
                                                  3Q 2007
----------------------------------------------------------------------
Refining Margins
----------------------------------------------------------------------
    East Coast WTI 3:2:1     $ 8.47      $11.73    $ (3.26)     $ 7.86
----------------------------------------------------------------------
    Gulf Coast WTI 3:2:1       6.55       11.74      (5.19)       6.77
----------------------------------------------------------------------
    Mid-Continent WTI 3:2:1    9.37       20.92     (11.55)      10.11
----------------------------------------------------------------------
    West Coast ANS 3:2:1      16.58       16.22       0.36       20.36
----------------------------------------------------------------------
    Weighted U.S. 3:2:1        9.65       14.74      (5.09)      10.49
----------------------------------------------------------------------
    NW Europe Dated Brent
     3:1:2                    15.55       13.37       2.18       11.46
----------------------------------------------------------------------
WTI/Maya Differential
 (trading month)              15.00       12.41       2.59       13.04
----------------------------------------------------------------------
WTI/Brent Differential
 (trading month)               1.97        0.61       1.36        0.26
----------------------------------------------------------------------
U.S. Wholesale Gasoline
 Marketing                    (0.43)       0.66      (1.09)       1.81
----------------------------------------------------------------------
                              Source: Platts, Lundberg Survey and OPIS


    Domestic refining and marketing margins for the fourth quarter are anticipated to be lower than the third quarter, as indicated in the table above. Overall, the company's average worldwide crude oil refining capacity utilization rate for the fourth quarter is expected to improve to the mid-90-percent range. Domestically, the utilization rate is anticipated to be slightly lower than the third quarter. Internationally, the return to full-quarter production at the company's Wilhelmshaven, Germany, refinery is expected to have a positive impact on the utilization rate for the fourth quarter, but a negative impact on international market capture due to the relatively lower margins associated with hydro-skimming volumes. Market capture is expected to be further impacted by planned and unplanned downtime at the Humber refinery in North Lincolnshire, United Kingdom. Worldwide, realized market capture is anticipated to improve, partially due to planned inventory reductions. Fourth-quarter turnaround costs are expected to be approximately $80 million before-tax.

    Corporate and Other

    ConocoPhillips' debt balance is expected to be approximately $21.7 billion at the end of the fourth quarter. The company anticipates fourth-quarter repurchases under the share repurchase program to be approximately $2.5 billion, for a total of approximately $7 billion for the year. The number of weighted-average diluted shares outstanding during the fourth quarter is expected to be approximately 1,612 million.

    CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR"
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    This update contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. The statements in this update are based on activity from operations for the first two months of the fourth quarter of 2007 and include estimated results for December and, as such, are preliminary and are estimates. All of the forward-looking data is therefore subject to change. Actual results, which will be reported in the company's earnings release for the fourth quarter of 2007 on January 23, 2008, may differ materially from the estimates given in this update.

    Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory drilling activities; lack of exploration success; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions, as well as changes in tax and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


    CONTACT: ConocoPhillips

    KEYWORD: TEXAS
    INDUSTRY KEYWORD: OIL/GAS ENERGY
    SOURCE: ConocoPhillips